SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
COINMACH SERVICE CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32359	20-0809839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Sunnyside Boulevard Suite 70
Plainview, NY	11803
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 349-8555
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT
Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
SIGNATURES

INFORMATION TO BE INCLUDED IN REPORT
Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
     Coinmach Corporation, a Delaware corporation (the “Company”), is a wholly-owned direct subsidiary of Coinmach Laundry Corporation, a Delaware corporation (“Holdings”), which in turn is the wholly-owned direct subsidiary of Coinmach Service Corp., a Delaware corporation (“CSC”).
     On December 19, 2005, the Company, Holdings and certain subsidiary guarantors entered into an amended and restated credit facility (the “Amended and Restated Credit Facility”) with the lending institutions party thereto, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and book managers and JPMorgan Chase Bank, N.A., as sole syndication agent. The Amended and Restated Credit Facility amended and restated the credit facility that was entered into as of January 25, 2002 and amended on November 15, 2004 (the “Original Credit Facility”).
     The Amended and Restated Credit Facility is comprised of a $570.0 million term loan facility and a $75.0 million revolving credit facility. The revolver portion of the Amended and Restated Credit Facility also provides a $15.0 million letter of credit facility and short-term borrowings under a swing line facility of up to $7.5 million. The revolving loans accrue interest, at the Company’s option, at a rate per annum equal to the base rate plus a margin of 2.00% or the Eurodollar rate plus 3.00%, subject in each case to performance based adjustments. The term loans accrue interest, at the Company’s option, at a rate per annum equal to the base rate plus a margin of 1.50% or the Eurodollar rate plus 2.50%, subject in each case to performance based adjustments. The term loans are scheduled to be fully repaid by December 19, 2012, and the revolving credit facility is scheduled to expire on December 19, 2010.
     On December 19, 2005, the Company used $230.0 million of borrowings under the term loan facility to refinance approximately $229.3 million aggregate principal amount of term debt under the Original Credit Facility and pay related expenses. The Company has the ability to borrow up to an additional $340.0 million of delayed draw term loans, provided that such amounts are borrowed on or after February 1, 2006 and prior to February 28, 2006 and are used, substantially contemporaneously with such borrowing, to retire all of its $324.5 million aggregate principal amount outstanding of 9% senior unsecured notes due 2010 (plus approximately $14.6 million of related redemption premium) and to pay related fees and expenses. The Company expects to use such available additional borrowings to retire, on or about February 1, 2006, all of such outstanding 9% notes.
     The Amended and Restated Credit Facility contains a number of restrictive covenants and agreements generally consistent with those contained in the Original Credit Facility, including that the Company satisfy certain financial ratios, including a maximum leverage ratio and a minimum consolidated interest coverage ratio.
     The Amended and Restated Credit Facility is secured by a first priority security interest in all of the Company’s real and personal property and is guaranteed by each of the Company’s domestic subsidiaries. Holdings has pledged the capital stock of the Company as collateral under the Amended and Restated Credit Facility for the benefit of the lenders thereunder.
     The Amended and Restated Credit Facility also requires the Company to make certain mandatory repayments, including from (a) 100% of net proceeds from asset sales by the Company and its subsidiaries, (b) 100% of the net proceeds from the issuance of debt (with an exception for proceeds from intercompany loans made by the Company to CSC), (c) 50% of annual excess cash flow of the Company and its subsidiaries, and (d) 100% of the net proceeds from insurance recovery and condemnation events of the Company and its subsidiaries, in each case subject to reinvestment rights, as applicable, and other exceptions generally consistent with the Original Credit Facility.
     The Company has also entered into two separate interest swap agreements totaling $230.0 million in aggregate notional amount that effectively convert a portion of its floating-rate term loans pursuant to the Amended and Restated Credit Facility to a fixed rate basis, thereby reducing the impact of interest rate changes on future interest expense. The two swap agreements consist of (i) a $115.0 million notional amount interest rate swap transaction with a financial institution effectively fixing the three-month LIBOR interest rate (as determined therein) at 4.90% and expiring on November 1, 2010, and (ii) a $115.0 million notional amount interest rate swap transaction with a financial institution effectively fixing the three-month LIBOR interest rate (as determined therein) at 4.89% and expiring on November 1, 2010. Such interest swap agreements go into effect on February 1, 2006.
     Subject to satisfaction of certain conditions, the Amended and Restated Credit Facility permits the merger of the Company and Holdings with and into CSC. Under the Amended and Restated Credit Facility, such mergers are permitted at any time, provided that either (i) after giving effect to the mergers, CSC has a ratio of consolidated indebtedness less cash and cash equivalents to consolidated EBITDA of no more than 3.9 to 1.0, or (ii) CSC’s total consolidated indebtedness at the time of the mergers is at least $50.0 million less (which shall not include reductions in revolving loans unless such reductions are accompanied by corresponding permanent commitment reductions) than its total consolidated indebtedness on December 19, 2005, the date of the Amended and Restated Credit Agreement, after giving effect to the refinancing of the Original Credit Facility as described above. Upon completion of such mergers, CSC would replace the Company as the borrower under the Amended and Restated Credit Facility. Provided the conditions to consummating the mergers set forth in the Amended and Restated Credit Facility and in other outstanding indebtedness of the Company and CSC are satisfied, the Company intends to effect the mergers in connection with the completion of CSC’s proposed registered offering of Class A common stock, with respect to which CSC has filed a registration statement on Form S-1 with the Securities and Exchange Commission (File No. 333-129764).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Service Corp.
Date: December 22, 2005	By:	/s/ ROBERT M. DOYLE
Robert M. Doyle Chief Financial Officer, Senior Vice President, Secretary and Treasurer